EXHIBIT 24.1
POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Steven W. Berglund as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Capacity in which Signed

/s/ Steven W. Berglund	President, Chief Executive Officer, Director	February 26, 2010
Steven W. Berglund

/s/ Rajat Bahri	Chief Financial Officer and Assistant	February 26, 2010
Rajat Bahri	Secretary (Principal Financial Officer)

/s/ Julie Shepard	Vice President of Finance and	February 26, 2010
Julie Shepard	Principal Accounting Officer

/s/ John B. Goodrich	Director	February 26, 2010
John B. Goodrich

/s/ William Hart	Director	February 26, 2010
William Hart

/s/ Ulf J. Johansson	Director	February 26, 2010
Ulf J. Johansson

/s/ Bradford W. Parkinson	Director	February 26, 2010
Bradford W. Parkinson

/s/ Nickolas W. Vande Steeg	Director	February 26, 2010
Nickolas W. Vande Steeg

/s/ Merit E. Janow	Director	February 26, 2010
Merit E. Janow